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                                                                     EXHIBIT 3.3


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                               MININGCO.COM, INC.

                                      WITH

                                 ABOUT.COM, INC.


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                         Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware

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         MiningCo.com, Inc. (the "Company"), a corporation organized and existing under the General Corporation Laws of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Company owns all of the outstanding shares of About.com, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware.

         SECOND: That the Company, by the following resolutions of its Board of Directors, duly adopted by written consent dated as of May 10, 1999, pursuant to
Section 141(f) of the General Corporation Law of the State of Delaware, determined to merge About.com, Inc. into itself on the terms and conditions set forth in such resolutions:

                  RESOLVED that About.com, Inc. be merged with and into the Company and that the Company be the surviving corporation in such merger.

                  FURTHER RESOLVED that the merger shall become effective upon the date and time of the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

                  FURTHER RESOLVED that upon the effectiveness of the merger, the Company shall assume all of the liabilities and obligations of About.com, Inc.

                  FURTHER RESOLVED that upon the effectiveness of the merger, the name



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                  of the Company shall be changed to "About.com, Inc." and
                  Article I of the Second Amended and Restated Certificate of Incorporation of the Company shall be amended to read as follows:

                           "The name of the corporation is About.com, Inc. (the "Corporation")."

         IN WITNESS WHEREOF, said MiningCo.com, Inc. has caused this certificate to be signed by Scott Kurnit, its President and Chief Executive Officer, and attested by Robert Harris, its Assistant Secretary, this 11 day of May, 1999.

                                         MININGCO.COM, INC.

                                         By:  /s/ Scott Kurnit
                                            ------------------------------------
                                            Scott Kurnit, President and
                                                Chief Executive Officer



By:   /s/ Robert Harris
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   Robert Harris, Assistant Secretary

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